Exhibit 10.1(b)

PERSONAL GUARANTY

For and in consideration of the extension of credit in the aggregate amount of $1,250,000.00 by Boston Fidelity Financial, LLC, a Delaware limited liability company (as to a 40% interest or $500,000.00), Siesta Private Mortgages, LLC, a Florida limited liability company (as to a 4% interest or $50,000.00), AFW Ventures, LLC, a Florida limited liability company (as to a 16% interest or $200,000.00), ERE SEP, LLC, a Florida limited liability company (as to a 16% interest or $200,000.00), Randall Oser (as to a 12% interest or $150,000.00); Jared Kaban (as to a 12% interest or $150,000.00), (collectively referred to as “Lender”), whose address is; 4411 Bee Ridge Road, #443 Sarasota, FL 34233, to Assisted 4 Living Consulting, LLC, a Florida limited liability company (hereinafter called “BORROWER”) and for other good and valuable consideration, the undersigned hereby unconditionally guarantee(s) to LENDER the payment of all indebtedness, liabilities and obligations of every kind and nature of BORROWER to LENDER whether absolute or contingent, direct or indirect, due or to become due, heretofore or hereafter created arising or exiting including any additional advances or future advances, renewals or extensions (all hereinafter referred to as the “INDEBTEDNESS”) without limitation as to amount, and the undersigned hereby represents, covenants and agrees with LENDER as follows:

1. The within Guaranty is a continuing and collateral Guaranty independent of and in addition to any other security collateral, endorsement or Guaranty held by LENDER for the INDEBTEDNESS or any part thereof.

2. The liability of the undersigned shall not be impaired, altered or otherwise affected by any renewal, modification, compromise or discharge or the INDEBTEDNESS or any part thereof. The liability hereunder of the undersigned, shall be direct, immediate and absolute and shall not be conditional or contingent upon the pursuit, exercise or prosecution by LENDER of any other remedy or remedies whatsoever and LENDER shall have and may exercise against the undersigned any and all remedies that it might against a principal debtor upon a past due liquidated obligation. The records of LENDER shall be conclusive with respect to the amounts, times and places of delivery of any and all merchandise and the balance due and owing to LENDER by said BORROWER. Any evidence admissible in an action against the BORROWER shall be admissible in an action against the undersigned on this Guaranty.

3. Presentment for payment, demand, protest, and notice of protest and non-payment to the undersigned, to BORROWER and to all other persons of bills, notes, checks, drafts, trade acceptances and other orders and promises for the payment of money, notice of the acceptance of this agreement, notice of extension of credit and making of advances hereunder, and notice of default hereunder are and each and all of them are hereby waived by the undersigned.

4. The undersigned hereby agree to pay LENDER all costs and expenses, including reasonable attorney’s fees, which it may incur in attempting to collect from BORROWER or the undersigned in the enforcement of this guaranty.

5. LENDER agrees that it will, upon written request, furnish to the undersigned a complete statement of the amount of the INDEBTEDNESS covered by this Guaranty and then unpaid.

6. In the event of any bankruptcy proceeding filed by or against BORROWER, the undersigned agree that LENDER may immediately proceed against the undersigned. If a payment or return of merchandise by BORROWER to LENDER made on account of this INDEBTEDNESS hereby guaranteed is voided as a preferential transfer in a bankruptcy proceeding, the liability of the undersigned under this Guaranty shall be increased by the amount of such voided transfer or payment.

7. This Agreement shall be binding upon the undersigned and his respective heirs, executors, administrators, legal representatives, successors and assigns.

8. This agreement constitutes the entire Agreement between the undersigned and LENDER with respect to the INDEBTEDNESS and the within Guaranty. There are no oral representations, understandings or warranties. This agreement may not be terminated except as hereunder provided and cannot be changed or modified except by written Agreement duly executed by the undersigned and LENDER. This Agreement and all of the rights and duties of LENDER and the undersigned shall be governed by and interpreted in accordance with the laws of the State of Florida.

9. This agreement shall not be made ineffective or unenforceable by virtue of a finding that any individual provision thereof is invalid or in conflict with any law or regulation of any state of the United States. If any provision is found to be invalid, the remainder of this agreement shall continue in full force and effect.

In Witness Whereof, the undersigned have caused this Agreement to be executed this 8th day of October, 2021.

Assisted 4 Living, Inc.,
a Nevada corporation,

By:	/s/ Louis Collier
Name:	Louis Collier
Title:	Chief Executive Officer